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Exhibit 32.1

                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the AnnualReport of Atlas Mining Company on Form 10-KSB for the period ending March 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Robert Steele, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William T. Jacobson                                       March 30, 2004
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William T. Jacobson
Chief Executive Officer and
Principal Financial Officer